Freeport-McMoRan Inc.

Amended and Restated By-Laws

(as amended and restated through June 3, 2020)

ARTICLE I

Name

The name of the corporation is Freeport-McMoRan Inc.

ARTICLE II

Offices

1.    The location of the registered office of the corporation shall be in the State of Delaware.

2.    The corporation shall, in addition to its registered office in the State of Delaware, establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

ARTICLE III

Corporate Seal

The corporate seal of the corporation shall have inscribed thereon the name of the corporation and the year of its creation (1987) and the words “Corporate Seal Delaware”. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

ARTICLE IV

Meeting of Stockholders

1.    Meetings of the stockholders shall be held at such place as shall be determined, from time to time, by the Board of Directors.

2.     The annual meeting of stockholders shall be held on such day at such time as may be determined from time to time by resolution of the Board of Directors. At each annual meeting of the stockholders they shall elect by a majority of the votes cast, by written ballot, and subject to the voting powers set forth in the Certificate of Incorporation, the successors of the directors whose term expires at such meeting, to hold office until the annual meeting of stockholders held in the year following their election and until their successors are respectively elected and qualified or until their earlier resignation or removal, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by plurality vote. For purposes of this paragraph, “elect by a majority of the votes cast”

means a candidate for director is elected if the votes in favor of his or her election exceed the votes against his or her election. In an uncontested election, any nominee for director who has a majority of votes cast against his or her election shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation. The Board shall act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the annual meeting of stockholders. Any director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board action regarding whether to accept or reject the tendered resignation. If each member of the Nominating and Corporate Governance Committee fails to be elected at the same election, the independent directors who were elected shall appoint a committee to consider the tendered resignations and recommend to the Board whether to accept or reject them. Any vacancies in the Board resulting from the failed election of a director under this section may be filled by a majority of the directors then in office, although less than a quorum, and each director so elected shall hold office until his or her successor has been elected and qualified. Any other proper business may be transacted at the annual meeting.

3.    The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person (including by means of remote communication) or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time by the affirmative vote of a majority of the voting power of the stock present in person or represented by proxy at such meeting and entitled to vote thereon without notice other than announcement at the meeting (except as otherwise required by statute), until the requisite quorum shall be present. At such adjourned meeting at which the requisite quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

4.    At all meetings of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or authorize another person or persons to act for such stockholder by proxy, including in any manner permitted by Section 212 of the Delaware General Corporation Law. No proxy bearing a date more than six months prior to said meeting shall be voted on, unless such proxy so provides.

5.    At each meeting of the stockholders, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation at the record date fixed in accordance with these By-Laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly required by statute, by the Certificate of Incorporation or by these By-Laws, each matter coming before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of a majority of the voting power of the stock present in person or represented by proxy at such meeting and entitled to vote thereon, a quorum being present.

6.    (a) Notice of each meeting of the stockholders shall be given to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If the meeting is to be held solely by means of remote communication, notice of the meeting shall include the means of remote communication by which stockholders may be deemed to be present in person and vote at such meeting and the means for accessing the list of stockholders.

(b)    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed or unless after the adjournment a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith.

7.    Subject to such rights to call special meetings of stockholders under specified circumstances as may be granted to holders of any shares of preferred stock of the corporation pursuant to the provisions of Section (c) of Article FOURTH of the Certificate of Incorporation, special meetings of the stockholders may be called only by (i) the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or the President of the corporation; or (ii) at the request in writing or by a vote of a majority of the Board of Directors; or (iii) at the request in writing of stockholders owning at least fifteen percent of the corporation’s Common Stock, as defined in Section (b) of Article FOURTH of the Certificate of Incorporation (a “Special Meeting Request”). A Special Meeting Request must be delivered to the attention of the Secretary at the principal executive offices of the corporation, shall be signed and dated by each stockholder of record and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made (each, a “Requesting Stockholder”) and shall include: (i) a statement of the specific purpose or purposes of the special meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business and any material interest in such business by such Requesting Stockholder; (ii) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 11, and in the case of any matter other than a director nomination proposed to be presented at the special meeting, the information required by Section 10; (iii) an acknowledgement by the Requesting Stockholders that any reduction in ownership following the delivery of such Special Meeting Request shall constitute a revocation to the extent of such reduction, and an agreement to notify the corporation if there has been any such reduction; (iv) documentary evidence that the Requesting Stockholders own the requisite percentage as of the date of such written request to the Secretary; and (v) any other information reasonably requested by the corporation. Multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board) and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the requisite percentage necessary to call a special meeting of stockholders, the Board may cancel the meeting. If none of the Requesting Stockholders appears or sends a duly authorized representative to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

8.    Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting, other than as provided for in Article IV Section 11 of these By-Laws. A special meeting requested by stockholders shall be held on such date and at such time as may be fixed by the Board in accordance with these By-Laws; provided, however, that the date of any such special meeting shall not be more than 90 days after a Special Meeting Request that satisfies the requirements received by the Secretary. A special meeting requested by stockholders shall not be held if: (i) the Special Meeting Request does not comply with these By-Laws; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 days before the Special Meeting Request was received by the Secretary, (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes the Similar Business or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth herein have been satisfied.

9.    The Chairman of the Board, or such other person designated by the Board of Directors or the Chairman of the Board, shall act as the presiding officer of meetings of stockholders. The order of business at each meeting of the stockholders shall be determined by the presiding officer of such meeting. Each of the presiding officer and the Board of Directors shall have the authority to adopt and enforce rules providing for the orderly conduct of the meeting and the safety of those in attendance, including without limitation the authority to: (i) determine when the polls will open and close on items submitted for stockholder action; (ii) fix the time allotted for consideration of each agenda item and for questions and comments by persons in attendance; (iii) adopt rules for determining who may pose questions and comments during the meeting; (iv) adopt rules for determining who may attend the meeting; and (v) adopt procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting. The presiding officer may adjourn or recess any meeting of stockholders, whether or not there is a quorum present at such meeting, and notice of such adjournment or recess need be given only if required by law.

10.    At an annual meeting of the stockholders, only such business shall be conducted (except for the election of directors which shall be in accordance with the procedures in Article IV Section 11 of these By-Laws) as shall have been brought before the meeting (a) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 10. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s notice of meeting (and therefore included in the business of the meeting pursuant to the foregoing clause (a)), the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder pursuant to the foregoing clause (c), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given (or with respect to which there has been a public announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth:

(a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;

(b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made;

(c) the class, series and number of shares of the corporation which are directly or indirectly owned beneficially or of record by the stockholder, and a beneficial owner, if any;

(d) any material interest of the stockholder and beneficial owner, if any, in such business, including any anticipated benefit to such person or persons therefrom;

(e) a description of any agreement, arrangement or understanding with respect to the proposal (whether written or oral) between or among such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any other person or persons in connection with the proposal or acting in concert with any of the foregoing;

(f) a description of any proxy, contract, arrangement, understanding, or relationship (whether written or oral) pursuant to which such stockholder or such beneficial owner has a right to vote, directly or indirectly, any stock of the corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such stockholder or beneficial owner;

(g) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, such stockholder and such beneficial owner, if any, with respect to shares of stock of the corporation;

(h) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

(i) a representation whether the stockholder or beneficial owner, if any, intends, or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal; and

(j) any other information relating to the stockholder giving the notice and on whose behalf the proposal is being made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to and received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting.

Notwithstanding anything in the By-Laws to the contrary, no business (except for the election of directors in accordance with the procedures in Article IV Section 11 of these By-Laws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law or otherwise determined by the presiding officer of the meeting, if the stockholder or an authorized representative does not appear at the annual meeting to present the proposed business, such proposed business shall not be transacted. In addition to the provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 10 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation or the rights of a stockholder pursuant to Rule 14a-8 under the Exchange Act. As provided in Article IV Section 8 of these By-Laws, only such business (except for the election of directors in accordance with the procedures in Article IV Section 11 of these By-Laws) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

11.    Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or any committee thereof, (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who was a stockholder of record of the corporation at the time the notice provided for in this Section 11 is delivered to the Secretary of the corporation and who complies with the notice procedures set forth in this Section 11, or (c) by any Eligible Stockholder (as defined in Section 12) whose Stockholder Nominee (as defined in Section 12) is included in the corporation’s proxy materials for the relevant annual meeting. For nominations to be properly made by a stockholder pursuant to this Section 11, the stockholder must have given timely notice in writing to the Secretary of the corporation. To be timely with respect to an annual meeting, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be timely with respect to a special meeting at which directors are to be elected pursuant to the corporation’s notice of meeting, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(b) as to the nominee, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the corporation’s books, of such nominee, stockholder and of such beneficial owner, if any, and (ii) the class, series and number of shares of the corporation which are directly or indirectly owned beneficially or of record by such nominee, stockholder and beneficial owner, if any;

(c) a description of any agreement, arrangement or understanding with respect to the nomination (whether written or oral) between or among such nominee, stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any other person or persons in connection with the nomination or acting in concert with any of the foregoing;

(d) a description of any proxy, contract, arrangement, understanding, or relationship (whether written or oral) pursuant to which such nominee, stockholder or beneficial owner has a right to vote, directly or indirectly, any stock of the corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such nominee, stockholder or beneficial owner;

(e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such nominee, stockholder and beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, such nominee, stockholder and beneficial owner, if any, with respect to shares of stock of the corporation;

(f) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(g) information on compensation by third parties related to the nomination for the election or re-election of the nominee as a director of the corporation;

(h) a representation whether the nominee, stockholder or beneficial owner, if any, intends, or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the nominee, stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination;

(i) any other information relating to the stockholder giving the notice and on whose behalf the nomination is being made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The nominee shall provide a completed and signed questionnaire prepared by the corporation (including those questionnaires required of the Board of Directors by the corporation and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation, these By-laws, any law, rule, regulation or listing standard that may be applicable to the corporation, and the corporation’s corporate governance policies and guidelines), which shall be supplemented promptly upon request by the corporation.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in the By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law or otherwise determined by the presiding officer of the meeting, if the stockholder does not appear in person or by proxy at the annual or special meeting to present the proposed nomination, such proposed nomination shall not be made or considered. In addition to the provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 11 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation.

12.    (a) Subject to the provisions of this Section 12, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of stockholders (but not for any special meeting of stockholders): (i) the name of any person nominated for election (the “Stockholder Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board of Directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 12 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 12(e)(ii)), provided that such statement does not exceed 500 words; and (iv) any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 12.

(b)    (i) The maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 12 shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the total number of directors in office as of the last day on which a Nomination Notice may be submitted pursuant to this Section 12 (rounded down to the nearest whole number) with respect to the annual meeting (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Stockholder Nominees whose nominations are subsequently withdrawn; (2) Stockholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; and (3) the number of incumbent directors who had been Stockholder Nominees at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 12(d) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Stockholder Nominees pursuant to this Section 12 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 12(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders.

(c)    (i) An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock of the corporation used to satisfy the eligibility requirements in this Section 12(c) continuously for the three-year period specified in subsection (c)(ii) of this Section 12 below or (2) provides to the Secretary of the corporation, within the time period referred to in Section 12(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines acceptable.

(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 12 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors or its designee, acting in good faith, that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended).

For the avoidance of doubt, if a nomination by a Nominating Stockholder includes more than one Eligible Stockholder, then any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 12, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 12, any reference to a “group” or “group of Eligible

Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(iii) The “Minimum Number” of shares of the corporation’s common stock means 3% of the number of outstanding shares of common stock of the corporation as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 12, an Eligible Stockholder “owns” only those outstanding shares of the corporation’s common stock as to which such Eligible Stockholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has (x) both the power to recall such loaned shares on not more than five business days’ notice and recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the corporation’s proxy materials for the relevant annual meeting and (y) holds the recalled shares through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors or its designee acting in good faith. For purposes of this Section 12(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)     To nominate a Stockholder Nominee pursuant to this Section 12, the Nominating Stockholder must deliver to the Secretary of the corporation at the principal executive offices of the corporation all of the following information and documents in a form that the Board of Directors or its designee, acting in good faith, determines acceptable (collectively, the “Nomination Notice”), not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the corporation mailed its definitive proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that if (and only if) the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the public announcement of the date of such Other Meeting Date. In no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice:

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii) an agreement to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(iv) the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

(v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 11 of this Article IV; (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that: (a) the Nominating Stockholder did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (b) the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (c) the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act

(without reference to the exception in Section 14a-(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (d) the Nominating Stockholder will not use any proxy card other than the corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (e) the Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded (the “Stock Exchange Rules”); (f) the Stockholder Nominee: (A) does not have any direct or indirect relationship with the corporation that will cause the Stockholder Nominee to be deemed not independent pursuant to the corporation’s Corporate Governance Guidelines and otherwise qualifies as independent under the corporation’s Corporate Governance Guidelines and the Stock Exchange Rules, (B) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules, (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee, and (F) meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines; (g) the Nominating Stockholder satisfies the eligibility requirements set forth in Section 12(c) of this Article IV; and (h) the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 12(c) of this Article IV through the date of the annual meeting; (4) a representation as to the Nominating Stockholder’s intentions with respect to continuing to hold the Minimum Number of shares for at least one year following the annual meeting; (5) details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates) of the corporation, within the three years preceding the submission of the Nomination Notice; (6) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (7) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi) an executed agreement pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 12; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Stockholder (including any Eligible Stockholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 12(c), to promptly notify the corporation; and

(vii) an executed agreement by the Stockholder Nominee: (1) to provide to the corporation such other information, including completion of the corporation’s director nominee questionnaire, as the Board of Directors or its designee, acting in good faith, may request; (2) that the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the corporation’s Corporate Governance Guidelines, Principles of Business Conduct and any other corporation policies and guidelines applicable to directors; and (3) that the Stockholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with such person’s nomination, candidacy, service or action as director of the corporation that has not been fully disclosed to the corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (B) any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (C) any Voting Commitment that could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 12(d) shall be (i) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 12 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the corporation.

(e)    (i) Notwithstanding anything to the contrary contained in this Section 12, the corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders pursuant to the advance notice provisions of Section 11 of this Article IV without such stockholder’s notice expressly electing to have such director candidate(s) included in the corporation’s proxy statement pursuant to this Section 12; (2) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 12 or the Nominating Stockholder withdraws its nomination; (3) the Board of Directors or its designee, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with these By-Laws or the Certificate of Incorporation or any applicable law, rule or regulation to which the corporation is subject, including the Stock Exchange Rules; (4) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 12 at one of the corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 15% of the shares of common stock entitled to vote for such Stockholder Nominee; (5) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (6) the corporation is notified, or the Board of Directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 12(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 12.

(ii) Notwithstanding anything to the contrary contained in this Section 12, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the Board of Directors or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.

The corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

13. For purposes of Article IV Sections 10 and 11 of these By-Laws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and “beneficial owner,” “affiliate” and “associate” shall have the meaning given in Article SEVENTH of the corporation’s Certificate of Incorporation.

14.    Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given as provided by law.

15.     Shares abstaining from voting shall be counted as present for purposes of determining whether a quorum is present. Shares abstaining from voting shall have the effect of a vote cast against a proposal where the vote required to approve such proposal is a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. Shares abstaining from voting shall have no effect on the outcome of the vote on proposals or director nominees where the vote required to approve such proposals or nominees is either a plurality of the shares voted or a majority of votes cast. Except as otherwise required by applicable law, a broker non-vote shall be counted as present for purposes of determining whether a quorum is present but shall have no effect on the outcome of the vote on proposals or director nominees.

ARTICLE V

Directors

1.    The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors which may exercise all such powers and authority for and on behalf of the corporation as shall be permitted by law, the Certificate of Incorporation or these By-Laws.

2.    The directors may hold their meetings and have one or more offices, and, subject to the laws of the State of Delaware, keep the stock ledger and other books and records of the corporation outside of said State, at such place or places as they may from time to time determine.

3.    Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Any such resignation shall take effect upon receipt thereof by the corporation, or at such later date or upon the later happening of an event or events as may be specified therein. Any such notice to the corporation shall be addressed or transmitted to the corporation in care of the Secretary.

4.     Any vacancy occurring in the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the stockholders. A director elected by the Board of Directors or stockholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he or she was elected and until his or her successor shall have been elected and qualified.

ARTICLE VI

Committees of Directors

1.    By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Corporate Responsibility Committee, and may designate one or more other committees, each such committee to consist of one or more directors of the corporation. The Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. The Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Corporate Responsibility Committee and each such other committee shall have such of the powers and authority of the Board of Directors as may be provided from time to time in resolutions adopted by a majority of the whole Board of Directors. Each committee shall report its proceedings to the Board of Directors when required.

2.    The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee and in the charters of such committees as adopted by the Board of Directors.

ARTICLE VII

Compensation of Directors

The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and expenses for attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VIII

Meetings of Directors; Action Without a Meeting

1.    Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board.

2.    Special meetings of the Board of Directors may be called by the Chairman of the Board, by any Vice Chairman of the Board, by the Chief Executive Officer or by the President on at least 24 hours’ notice to each director, and shall be called by the Chief Executive Officer, the President or the Secretary on like notice on the request in writing of any director. The date, time and place of the meeting shall be determined by the Chairman of the

Board or by the persons who cause the meeting to be called in accordance with the preceding sentence. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws, the purpose or purposes of any such special meeting need not be stated in such notice.

3.    At all meetings of the Board of Directors the presence in person of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws, if a quorum shall be present, the act of a majority of the directors present at any meeting shall be the act of the Board.

4.    Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. Any director may participate in a meeting of the Board, or of any committee designated by the Board, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

5.    In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, including a pandemic or an epidemic that has been recognized as an emergency by the federal government (the “Emergency”), as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, then during such Emergency: (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time and (b) the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IX

Officers

1.    The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose one or more

Vice Chairmen of the Board, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a General Counsel, one or more Assistant Vice Presidents, a Controller and one or more Assistant Secretaries, Assistant Treasurers or Assistant Controllers, and such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed from time to time by the Board or by the Chief Executive Officer. Any number of offices may be held by the same person.

2.     Annually, the Board of Directors shall choose a Chairman of the Board (with or without executive responsibilities) from among the directors, and shall choose the remaining officers who need not be members of the Board, except that any Vice Chairman of the Board shall be a member of the Board.

3.    The salaries of all officers of the corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

4.    The officers of the corporation shall hold office until their successors are respectively chosen and qualified, except that any officer may at any time resign or be removed by the Board of Directors or in any other manner permitted by these By-Laws. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

5.    Any officer may resign at any time by giving written notice of his or her resignation to the corporation. Any such resignation shall take effect upon receipt thereof by the corporation, or at such later date as may be specified therein. Any such notice to the corporation shall be addressed to it in care of the Secretary.

ARTICLE X

Chairman of the Board

The Chairman of the Board shall have the responsibility for the management of the affairs of the Board of Directors and shall preside at meetings of the stockholders and at meetings of the Board of Directors, unless the Board of Directors or the Chairman shall otherwise designate. The Chairman shall also have such powers and duties as may from time to time be assigned by the Board of Directors.

ARTICLE XI

Chief Executive Officer

In the absence of the Chairman of the Board or a Vice Chairman of the Board and unless the Board of Directors or the Chairman shall otherwise designate, the Chief Executive Officer shall preside at all meetings of the stockholders and directors at which the Chief Executive Officer is present. Subject to the supervision of the Board of Directors, the Chief Executive Officer shall be responsible for managing the affairs of the corporation. He shall have general control and supervision of the policies and operations of the corporation and shall have the authority to execute all orders and resolutions of the Board of Directors. The Chief Executive Officer shall have direction of officers of the corporation and the authority to cause the employment of employees and the appointment of agents of the corporation as the conduct of the business of the corporation may require. Subject to the authorization of the Board of Directors, the Chief Executive Officer shall have the authority to appoint, establish the duties of, determine the compensation of, and remove officers, employees and agents of the corporation. The Chief Executive Officer shall also have such duties and powers as usually and customarily associated with the office of the Chief Executive Officer.

ARTICLE XII

President

The President shall be the chief operating officer of the corporation, shall see that all orders and resolutions of the Board are carried into effect and shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board. In the event of absence or disability of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and his or her powers may be exercised, by the President. The President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.

ARTICLE XIII

Vice Chairman of the Board, Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents
Any Vice Chairman of the Board, the Chief Financial Officer, any Executive Vice Presidents, any Senior Vice Presidents, any Vice Presidents and any Assistant Vice Presidents shall have such powers and duties as may be delegated to them by the Board of Directors, the Chief Executive Officer, or the President.

ARTICLE XIV

General Counsel, Secretary and Assistant Secretaries

1.    The General Counsel shall have the powers and duties usually and customarily associated with the position of General Counsel. He shall have such other powers and duties as may be delegated to him by the Board of Directors, the Chief Executive Officer, or the President.

2.    The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

3.     The Secretary shall give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors and of committees of the Board. He shall keep in safe custody the seal of the corporation, and when authorized by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, a Vice President or the General Counsel, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Board of Directors, the Chief Executive Officer, or the President.

4.     The Assistant Secretaries shall, in case of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Board of Directors, the Chief Executive Officer, or the President.

ARTICLE XV

Treasurer and Assistant Treasurers

1.    The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Board of Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall have such other powers and duties as may be delegated to him by the Board of Directors, the Chief Executive Officer, or the President.

2.    The Assistant Treasurers shall, in case of the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Board of Directors, the Chief Executive Officer, or the President.

ARTICLE XVI

Controller and Assistant Controllers

1.    The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation, and shall see that adequate audits thereof are currently and regularly made. He shall disburse the funds of the corporation in payment of the just obligations of the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall have such other powers and duties as may be delegated to him by the Board of Directors, the Chief Executive Officer, or the President.

2.    The Assistant Controllers shall, in case of the absence of the Controller, perform the duties and exercise the powers of the Controller, and shall have such other powers and duties as may be delegated to them by the Board of Directors, the Chief Executive Officer, or the President.

ARTICLE XVII

Agents and Representatives

The Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or any Vice President, the General Counsel, together with the Secretary or any Assistant Secretary, are authorized and empowered in the name of and as the act and deed of the corporation, to name and appoint general and special agents, representatives, and attorneys to represent the corporation in the United States or in any foreign country, and to prescribe, limit and define the powers and duties of such agents, representatives and attorneys, and to grant, substitute, revoke, or cancel, in whole or in part, any power of attorney or other authority conferred on any such agent, representative, or attorney. All powers of attorney or other instruments which may be executed pursuant to this provision shall be signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, or the General Counsel, and by the Secretary or an Assistant Secretary and the seal of the corporation shall be affixed thereto. No further authorization by the Board of Directors shall be necessary in connection with the foregoing, it being intended that this By-Law shall constitute full and complete authority by which the officers above mentioned may act for the purposes aforesaid.

ARTICLE XVIII

Certificates of Stock

The shares of the corporation shall be uncertificated or shall be represented by certificates signed in the name of the corporation. The certificates for shares of stock of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. The certificated shares shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, any Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The signature of any such officers may be facsimile if such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, then, unless the Board of Directors shall otherwise determine and cause notification thereof to be given to such transfer agent and registrar, such certificate may be issued by the corporation (and by its transfer agent) and registered by its registrar with the same effect as if he were such officer at the date of issue.

ARTICLE XIX

Transfers of Stock

1.     Upon surrender to the corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered holder of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

2.    Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send, or cause to be sent, to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

ARTICLE XX

Fixing Record Date

1.     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held.

2.     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

3.    In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless the Board of Directors has previously fixed a record date pursuant to the first sentence hereof). If no record date has been fixed by the Board of Directors pursuant to the first sentence hereof or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking the prior action.

4.    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE XXI

Registered Stockholders

The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE XXII

Checks

All checks, drafts and other orders for the payment of money, and all promissory notes and other evidences of the corporation shall be signed by such officer or officers or such other person or persons as may be designated by the Board of Directors or pursuant to authority granted by it.

ARTICLE XXIII

Fiscal Year

The fiscal year shall begin the first day of January in each year.

ARTICLE XXIV

Notices and Waivers

1.    Whenever by statute or by the Certificate of Incorporation or by these By-Laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may also be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the corporation and shall be given: (i) if mailed, when notice is deposited in the United States mail, postage prepaid or (ii)

if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(b) of the Delaware General Corporation Law, any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and shall be deemed given as provided in Section 232(b) of the Delaware General Corporation Law. Notice of special meetings of the Board of Directors may also be given to any director by (i) telephone, (ii) electronic transmission, or (iii) facsimile transmission.

2.    So long as the corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the Delaware General Corporation Law. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the Delaware General Corporation Law.

3.    Whenever by statute or by the Certificate of Incorporation or by these By-Laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these By-Laws.

ARTICLE XXV

Alteration of By-Laws

These By-Laws may be altered, amended, changed or repealed by vote of the stockholders or at any meeting of the Board of Directors by the vote of a majority of the directors present or as otherwise provided by statute.

ARTICLE XXVI

Indemnification of Corporate Personnel

1.     The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent provided by applicable law. Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article XXVI. The corporation shall have power to purchase and maintain insurance on behalf of any such persons against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability. The indemnification provisions of this Article XXVI and the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

2.     The provisions of this Article XXVI and Article EIGHTH of the Certificate of Incorporation shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any such capacity at any time while this Article XXVI and Article EIGHTH of the Certificate of Incorporation are in effect, and the rights provided hereby and thereby shall be deemed to vest (or with respect to persons currently serving, to have vested) at the time each such person begins (or began) to serve in that capacity, and shall continue after each ceases to serve in that capacity and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such persons. No repeal or modification of the provisions of this Article XXVI and Article EIGHTH of the Certificate of Incorporation nor, to the fullest extent permitted by law, any modification of law occurring after the time of the vesting of such rights as provided above, including after the act or omission that is the subject of the matter for which indemnification or advancement of expenses is sought, shall adversely affect any right or protection of a director, officer, employee or agent of the corporation as set forth hereunder and thereunder.

ARTICLE XXVII

Forum for Adjudication of Disputes

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim that is based upon a violation of a duty by a current or former director, officer, employee or stockholder of the corporation in such capacity, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware (the “Court of Chancery”), (iv) any action asserting a claim governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law, shall be the Court of Chancery (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the United States District Court for the District of Delaware). Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XXVII. If any action the subject matter of which is within the scope of this Article XXVII is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the United States District Court for the District of Delaware) (a “Foreign Action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Court of Chancery (or the United States District Court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article XXVII, and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.